Exhibit 23.2

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 21, 2025, relating to the consolidated financial statements of MicroCloud Hologram Inc. and subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Singapore

July 15, 2025